EXHIBIT 10.1

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SERURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SETTLEMENT AGREEMENT

This Settlement Agreement (“Settlement Agreement”) is entered into as of July 31, 2007 (the “Effective Date”) by and between TC Group, L.L.C., as the Stockholder’s Representative under the Merger Agreement (as defined below) (the “Stockholders’ Representative”), and Jazz Technologies, Inc., a Delaware corporation formerly known as Acquicor Technology Inc. (“Jazz”), together with its affiliates and subsidiaries (the Stockholders’ Representative and Jazz are each referred to as a “Party” or collectively as the “Parties”).

WHEREAS, Jazz and the Stockholders’ Representative are each party to that certain Merger Agreement by and among Jazz, Joy Acquisition Corp., a Delaware corporation, Jazz Semiconductor, Inc., a Delaware corporation (“Target”) and the Stockholders’ Representative dated as of September 26, 2006 (the “Merger Agreement”) pursuant to which Jazz acquired Target in a merger;

WHEREAS, unless separately defined within this Settlement Agreement or otherwise indicated, all capitalized terms used herein shall have the meaning given to such terms in the Merger Agreement;

WHEREAS, pursuant to and in accordance with the terms of Merger Agreement, $20,000,000 has been deposited into the Indemnity Escrow Fund and, to date, no amount has been released from the Indemnity Escrow Fund;

WHEREAS, pursuant to and in accordance with the terms of the Merger Agreement, $4,000,000 has been deposited into the Working Capital Adjustment Escrow Fund and, to date, no amount has been released from the Working Capital Adjustment Escrow Fund;

WHEREAS, pursuant to and in accordance with the terms of the Merger Agreement, $3,884,291 has been deposited into the Company Retention Bonus Escrow Fund; and

WHEREAS the Parties wish to settle any and all disputes that have arisen between them that arise out of, are connected with or relate to the Merger Agreement, including, without limitation, whether Jazz has legitimate indemnification claims pursuant to Section 9 of the Merger Agreement, whether Jazz is entitled to amounts remaining in the Indemnity Escrow Fund or Working Capital Adjustment Escrow Fund and whether certain payroll taxes payable, or to become payable, in connection with compensatory payments made or to be made to current or former employees of Jazz or Target are for the account of Jazz or Escrow Participants under the Merger Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.                   Release of Indemnity Escrow Fund and Working Capital Adjustment Escrow Fund. Concurrently with the execution of this Agreement by the Stockholders’ Representative and Jazz, the Stockholders’ Representative and Jazz shall provide the Escrow Agent with executed joint instructions in the form attached hereto as Exhibit A (the “Joint Instructions”) providing for the release of all amounts, including interest accrued thereon, remaining in the Indemnity Escrow Fund and the Working Capital Adjustment Escrow Fund as follows:

(a)                                       any amounts due and payable by the Parties to the Escrow Agent in accordance with the terms of the Escrow Agreement through the date of such release, shall be released and paid to the Escrow Agent;

(b)                                      $9,230,617 shall be released and paid to Jazz and, in consideration of the release by Jazz provided herein, Jazz shall be entitled to retain such amount;

(c)                                       $129,662 shall be released from the Working Capital Escrow Fund and deposited into the Company Retention Bonus Escrow Fund; and

(d)                                      the aggregate remaining balance shall be released and paid to each of the Escrow Participants in an amount shown opposite such Escrow Participant’s name in the Joint Instructions, and Jazz shall not be entitled to recover or make any claims against such amounts released to the Escrow Participants.

2.                                       Treatment of Payroll Tax Amounts. The Parties hereby agree that all Tax amounts payable by an employer as a result of compensatory payments made to employees or former employees of Jazz or Target, including payments made pursuant to the Company Retention Bonus Plan or the Company Special Retention Bonus Plan prior to the date hereof shall be paid by Jazz, in accordance with and as required by Law. The Parties further agree that all Tax amounts payable by an employer as a result of compensatory payments made to employees or former employees of Jazz or Target pursuant to the Company Retention Bonus Plan or the Company Special Retention Bonus Plan on or after the date hereof shall be paid by Jazz, in accordance with and as required by Law but shall be reimbursable to Jazz from the Company Retention Bonus Escrow Fund.

3.                                       [ * ] Retention Bonus Payment. The Parties agree that in the event Jazz reaches a [ * ] in connection with [ * ] prior to December 31, 2007, Jazz shall be entitled to cause amounts remaining in the Company Retention Bonus Escrow Fund (to the extent those amounts relate to [ * ]) to, notwithstanding anything to the contrary set forth in the Company Special Retention Bonus Plan or the Company Retention Bonus Plan and [ * ] under the express terms of such plans, be paid [ * ]. In the event that [ * ], the terms of the Company Special Retention Bonus Plan, the Company Retention Bonus Plan, the Merger Agreement and the Escrow Agreement relating to such payments shall remain in full force and effect.

4.                                       Payment to [ * ]. The Parties agree that the amount of $[ * ] due and owing to [ * ] (collectively “[ * ]”) as a result of services provided by [ * ] to Target or Jazz or any of their Subsidiaries, shall be promptly paid by Jazz and that the Escrow Participant Released Parties (as defined below) shall have no obligation or liability in respect of such amount.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.                                       Release by Jazz.

(a) Jazz, on behalf of itself and on behalf of its predecessors, successors, assigns and Affiliates (the “Jazz Releasing Parties”), hereby generally releases and forever discharges the Escrow Participants (including, without limitation, Carlyle Partners III, L.P., Carlyle High Yield Partners, L.P., CP III Coinvestment, L.P., Conexant Systems, Inc. and RF Micro Devices, Inc.), the Stockholders’ Representative, and each of their and Target’s respective past and present agents, representatives, stockholders, members, officers, directors, managers, attorneys, employers, employees, servants, assigns, subsidiaries, divisions, affiliates, partners, partnerships, parent companies, immediate family members, spouses, insurers, and predecessor or successor companies, and the officers, directors, employees, agents, heirs, executors, administrators, and assigns of each of these (the “Escrow Participant Released Parties”), from any and all claims, demands, rights, suits, liens, obligations, damages, liabilities, and causes of action, known or unknown, suspected or unsuspected:

(i)                                          from the beginning of time through the end of the Effective Date to the extent such claims, demands, or causes of action arise out of, are connected with or relate to the Merger Agreement, documents and agreements delivered in connection with the Merger Agreement or the transactions contemplated by the Merger Agreement or such documents or agreements, including pursuant to Section 9 thereunder;

(ii)                                       arising on or after the Effective Date to the extent such claims, demands or causes of action arise out of, are connected with or relate to a breach of representation or warranty by Target or the Escrow Participant Released Parties under the Merger Agreement or any document or agreement delivered in connection with the Merger Agreement or the transactions contemplated by the Merger Agreement or any covenant or agreement to be performed prior to the Effective Date; and

(iii)                                    arising out of fraud or any claim that Jazz or its Affiliates were defrauded in connection with the Merger Agreement, any document, agreement, verbal information or lack of information delivered in connection with the Merger Agreement, the transactions contemplated by the Merger Agreement or any document, agreement verbal information or lack of information delivered in connection with the Merger Agreement, including any claim that Jazz or its Affiliates were induced to enter into the Merger Agreement or any such document or agreement on the basis of any fraudulent statement or omission.

(b)                                      Jazz acknowledges that it may hereafter discover facts or other information different from or in addition to those now known or believed to be true and agree that this Settlement Agreement shall remain in full force and effect, notwithstanding the potential existence of such different or additional facts.

(c)                                       Jazz acknowledges that it has been advised regarding the effect of California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Jazz having been so advised, agrees that the provisions of California Civil Code section 1542 and all similar federal or state laws, rights, rules and legal principles of any other jurisdiction or political subdivision which may be applicable hereto, to the extent they apply to any of the matters relating released herein, ARE KNOWINGLY AND VOLUNTARILY WAIVED AND RELINQUISHED BY JAll ON BEHALF OF ITSELF AND ITS AFFILIATES, in each and every capacity, to the fullest extent possible, and Jazz, on behalf of its self and its Affiliates, FURTHER AGREES AND ACKNOWLEDGES that this waiver is an essential term of the release set forth in this Agreement, without which the Stockholders’ Representative would not have entered into this Agreement.

(d)                                      Jazz hereby represents and warrants, on behalf of itself and each of its Affiliates, that neither it, nor they have made any assignment or other transfer of any interest in any claims which Jazz or any of its Affiliates has or may have had against the Escrow Participant Released Parties, and Jazz agrees to indemnify and hold the Escrow Participant Released Parties harmless from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred by them as a result of any Person asserting any such assignment or transfer. It is the intention of Jazz that this indemnity does not require payment as a condition precedent to recovery by any Escrow Participant Released Party under this indemnity.

(e)                                       Jazz hereby agrees to indemnify the Escrow Participant Released Parties, and defend and hold the Escrow Participant Released Parties from and against any liability, loss, cost, and expense whatsoever (including attorneys’ fees) incurred as a direct or indirect result of any lawsuit or other proceeding commenced on any claim released pursuant to this Settlement Agreement.

6.                                       Release by Escrow Participants.

(a) The Stockholders’ Representative, on behalf of itself and each Escrow Participant that is an Affiliate of the Stockholders’ Representative (and each other Escrow Participant to the extent it is entitled to bind such Escrow Participant in accordance with the terms of Section 10 of the Merger Agreement) and each of their respective predecessors, successors, assigns and Affiliates (to the same extent as such Escrow Participant) (collectively, the “Escrow Participant Releasing Parties”), hereby generally releases and forever discharges Jazz and its past and present agents, representatives, stockholders, members, officers, directors, managers, attorneys, employers, employees, servants, assigns, subsidiaries, divisions, affiliates, partners, partnerships, parent companies, immediate family members, spouses, insurers, and predecessor or successor companies, and the officers, directors, employees, agents, heirs, executors, administrators, and assigns of each of these (the “Jazz Released Parties”), from any and all claims, demands, rights, suits, liens, obligations, damages, liabilities, and causes of action, known or unknown, suspected or unsuspected:

(i)                                          from the beginning of time through the end of the Effective Date to the extent such claims, demands, or causes of action arise out of are connected with or relate to the Merger Agreement, documents and agreements delivered in connection with the Merger Agreement or the transactions contemplated by the Merger Agreement or such documents or agreements, including pursuant to Section 9 thereunder;

(ii)                                       arising on or after the Effective Date to the extent such claims, demands or causes of action arise out of, are connected with or relate to a breach of representation or warranty by the Parent, Merger Sub or any of the Jazz Released Parties under the Merger Agreement or any document or agreement delivered in connection with the Merger Agreement or the transactions contemplated by the Merger Agreement or any covenant or agreement to be performed prior to the Effective Date; and

(iii)                                    arising out of fraud or any claim that any of the Escrow Participants were defrauded in connection with the Merger Agreement, any document, agreement, verbal information or lack of information delivered in connection with the Merger Agreement, the transactions contemplated by the Merger Agreement or any document, agreement verbal information or lack of information delivered in connection with the Merger Agreement, including any claim that any of the Escrow Participants were induced to enter into the Merger Agreement or any such document or agreement on the basis of any fraudulent statement or omission.

(b)                                      Stockholders’ Representative acknowledges that it may hereafter discover facts or other information different from or in addition to those now known or believed to be true and agree that this Settlement Agreement shall remain in full force and effect, notwithstanding the potential existence of such different or additional facts.

(c)                                       Stockholders’ Representative acknowledges that it has been advised regarding the effect of California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Stockholders’ Representative having been so advised, agrees on its behalf and behalf of the Escrow Participant Releasing Parties that the provisions of California Civil Code section 1542 and all similar federal or state laws, rights, rules and legal principles of any other jurisdiction or political subdivision which may be applicable hereto, to the extent they apply to any of the matters relating released herein, ARE KNOWINGLY AND VOLUNTARILY WAIVED AND RELINQUISHED BY STOCKHOLDERS’ REPRESENTATIVE ON BEHALF OF ITSELF AND THE ESCROW PARTICIPANT RELEASING PARTIES, in each and every capacity, to the fullest extent possible, and Stockholders’ Representative, on behalf of itself and each of the Escrow Participant Releasing Parties, FURTHER AGREES AND ACKNOWLEDGES that this waiver is an essential term of the release set forth in this Agreement, without which Jazz would not have entered into this Agreement.

(d)                                      Stockholders’ Representative hereby represents and warrants that it has not made any assignment or other transfer of any interest in any claims which Stockholders’ Representative has or may have had against the Jazz Released Parties, and Stockholders’ Representative agrees to indemnify and hold the Jazz Released Parties harmless from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred by them as a result of any Person asserting any such assignment or transfer. It is the intention of Stockholders’ Representative that this indemnity does not require payment as a condition precedent to recovery by any Released Party under this indemnity.

(e)                                       Stockholders’ Representative hereby agrees to indemnify the Jazz Released Parties, and defend and hold the Jazz Released Parties from and against any liability, loss, cost, and expense whatsoever (including attorneys’ fees) incurred as a direct or indirect result of any lawsuit or other proceeding commenced on any claim released by Stockholders’ Representative pursuant to this Settlement Agreement.

7.                   Survival of Merger Agreement Terms. Except as set forth in this Settlement Agreement, including the release provided herein, the terms of the Merger Agreement, including, without limitation, the provisions of Section 1.8, 1.12, 5.10, 5.14, 5.19, 9.8 and 10, excluding any indemnification obligations contained therein, shall not be modified or altered and shall continue in full force and effect and Jazz shall promptly satisfy its obligations thereunder in accordance with the terms of the Merger Agreement.

8.                                     Claims Not Released. Notwithstanding the provisions of Sections 5 and 6 of this Settlement Agreement, it is not the intention of the parties to release any claims, rights, debts, liabilities, demands, obligations, promises, damages, causes of action and claims for relief of whatever kind or nature, known or unknown, that any of the Jazz Releasing Parties may have against any of the Escrow Participant Released Parties or that any of the Escrow Participant Releasing Parties may have against any of the Jazz Released Parties that do not arise out of, are not connected with or do not relate to the Merger Agreement. In addition, the releases shall not release any rights or claims between Jazz, on the one hand, and Conexant Systems, Inc. or RF Micro Devices, Inc., on the other hand, or between Jazz or Jazz Semiconductor, Inc., on the one hand, and current or former employees of Jazz or Jazz Semiconductor, Inc, on the other hand, arising out of, in connection with or relating to their continuing obligations under the following Agreements:

a)         Half Dome Lease Agreement between Specialtysemi, Inc. and Conexant Systems, Inc. dated March 12, 2002 as amended by the First Amendment to the Half Dome Lease Agreement between Newport Fab, LLC and Conexant Systems, Inc. dated May 1, 2004, by the Second Amendment to the Half Dome Lease Agreement between Newport Fab, LLC and Conexant Systems, Inc. dated December 31, 2005 and by the Third Amendment to the Half Dome Lease Agreement between Newport Fab, LLC and Conexant Systems, Inc. dated September 26, 2006.

b)        El Capitan Lease Agreement between Specialtysemi, Inc. and Conexant Systems, Inc. date March 12, 2002 as amended by the First Amendment to the El Capitan Lease Agreement between Newport Fab, LLC and Conexant Systems, Inc. dated October 1, 2004, by the Second Amendment to the El Capitan Lease Agreement between Newport Fab, LLC and Conexant Systems, Inc. dated November 31, 2005 and by the Third Amendment to the El Capitan Lease Agreement between Newport Fab, LLC and Conexant Systems, Inc. dated September 1, 2006 and by the Fourth Amendment to El Capitan Lease Agreement between Newport Fab, LLC and Conexant Systems, Inc. dated September 26, 2007.

c)         Contribution Agreement among Specialtysemi, Inc., Conexant Systems, Inc. and Carlyle Capital Investors, L.L.C. dated February 23, 2002, as amended by First Amendment to Contribution Agreement between Specialtysemi, Inc., Conexant Systems, Inc. and Carlyle Capital Investors, L.L.C. dated March 12, 2002 and Second Amendment to Contribution Agreement dated July 1, 2002 among Jazz Semiconductor, Inc., Conexant Systems, Inc., Carlyle Partners III L.P., CP III Coinvestment, L.P. and Carlyle High Yield Partners, L.P. and Third Amendment to Contribution Agreement dated September 1, 2003 among Jazz Semiconductor, Inc., Conexant Systems, Inc., Carlyle Partners III L.P., CP III Coinvestment, L.P. and Carlyle High Yield Partners, L.P.

d)        Newport Fab, LLC Contribution Agreement between Conexant Systems, Inc. and Newport Fab, LLC dated February 23, 2002.

e)         IP License Agreement between Specialtysemi, Inc., Newport Fab, LLC and Conexant Systems, Inc. dated March 12, 2002, as amended by First Amendment to IP License Agreement dated July 1, 2002 between Jazz Semiconductor, Inc. and Conexant Systems, Inc.

f)           Transferred IP License Agreement between Specialtysemi, Inc., Newport Fab, LLC and Conexant Systems, Inc. dated March 12, 2002, as amended by First Amendment to Transferred IP License Agreement dated July 1, 2002 among Jazz Semiconductor, Inc., Conexant Systems, Inc. and Newport Fab, LLC.

g)        Guarantee between Specialtysemi, Inc. and Conexant Systems, Inc. dated March 12, 2002.

h)        Wafer Supply and Services Agreement between Specialtysemi, Inc. and Conexant Systems, Inc. dated March 30, 2002, as amended by First Amendment to Wafer Supply and Services Agreement between Jazz Semiconductor, Inc. and Conexant Systems, Inc. dated July 1, 2002.

i)            Wafer Supply Agreement between Newport Fab, LLC and RF Micro Devices, Inc. dated October 15, 2002.

j)            Master Joint Technology Development Agreement between Newport Fab, LLC and RF Micro Devices, Inc. dated October 15, 2002.

k) License Agreement between Jazz Semiconductor, Inc. and Conexant Systems, Inc. dated as of July 2, 2004.

1) Wafer Supply Termination Agreement by and between Jazz Semiconductor, Inc. and Conexant Systems, Inc., dated as of June 26, 2006.

m) Any and all agreements of any kind between Jazz or Jazz Semiconductor, Inc., on the one hand, and any employee(s) or former employee(s) of Jazz or Jazz Semiconductor, Inc., on the other hand, including without limitation, employment agreements, noncompetition agreements, employee confidential information and invention assignment agreements, stock option agreements, agreements and understandings relating to participation in the Company Special Retention Bonus Plan or the Company Retention Bonus Plan, and any other agreements that were entered into by any employee or former employee in his or her individual capacity on his or her own behalf, but excluding the Merger Agreement and documents and agreements delivered in connection with the Merger Agreement, other than agreements delivered in connection with the Merger Agreement that were entered into by any employee or former employee in his or her individual capacity on his or her own behalf.

n) Any claim under Section 1.8 of the Merger Agreement.

9.                                       Assignment. None of the obligations under this Settlement Agreement may be assigned by a Party to any third party unless specifically agreed to in writing by the other Party.

10.                                 Waiver. The failure or delay by any Party to exercise any rights under this Settlement Agreement shall not operate as a waiver of any rights under this Settlement Agreement. The Parties may affirmatively waive rights under this Settlement Agreement, but to be effective, such waiver must be in writing and signed by the Party to be bound thereby.

11.                                 Governing Law. This Settlement Agreement and any claim or controversy arising out of or relating to this Settlement Agreement, shall be governed by the laws of the State of California without regard to conflict of law principles that would result in the application of any law other than the State of California.

12.                                 Currency. All payments made pursuant to this Settlement Agreement shall be in U.S. dollars.

13.                                 Cumulative Remedies. All rights and remedies of either Party are cumulative of each other and of every other right or remedy such Party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

14.                                 Representation by Counsel. The Parties hereto acknowledges that they are each represented by counsel of their choice and that they have had adequate opportunity to consult with counsel prior to signing this Agreement. The Parties have carefully reviewed the terms of this Settlement Agreement and fully understand its contents. The Parties agree that this Settlement Agreement shall be treated as having been drafted by both Parties, with no presumption or interpretation against either Party as the drafter of this Settlement Agreement.

15.                               Representations and Warranties. Each of the Parties represents, warrants, and agrees as follows:

(a)                                  Such Party has all requisite power and authority to enter into this Settlement Agreement and to perform its obligations hereunder.

(b)                                 All action on the part of such Party necessary for the authorization, execution and delivery of this Settlement Agreement and the consummation of the transactions contemplated hereby (including, with respect to Jazz, action by the board of directors of Jazz), has been duly taken. This Settlement Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

(c)                                       Such Party has received prior independent legal advice from legal counsel of such Party’s choice with respect to the advisability of making the settlement provided for in this Settlement Agreement and with respect to the advisability of executing this Settlement Agreement. Such Party’s attorney has reviewed the Settlement Agreement at length and made any desired changes.

(d)                                      In executing this Settlement Agreement such Party has relied solely on the statements expressly set forth herein. Such Party further represents, warrants, and agrees that in executing this Settlement Agreement it has placed no reliance whatsoever on any statement, representation or promise of any other Party or any other Person, not expressly set forth herein, or upon the failure of any other Party or any other Person to make any statement, representation or disclosure of anything whatsoever. This clause shall: (i) preclude any claim that any Party was in any way fraudulently induced to execute this Settlement Agreement; and (ii) preclude the introduction of parol evidence to vary, interpret, supplement, or contradict the terms of this Settlement Agreement.

(e)                                       Such Party has read this Settlement Agreement carefully, knows and understands the contents of this Settlement Agreement, and has made such investigation of the facts pertaining to the settlement and this Settlement Agreement and of all matters pertaining to this Settlement Agreement as such Party deems necessary or desirable.

16.                                 Settlement of Claims. The Parties acknowledge and covenant that this Settlement Agreement represents a settlement and compromise of disputed claims and that by entering into this Settlement Agreement, no Party admits or acknowledges the existence of any liability or wrongdoing, all such liability or wrongdoing being expressly denied. No provision of this Settlement Agreement shall be construed as an admission or concession of any factual conclusion, status, or liability on the part of any Party or any liability or wrongdoing or of any preexisting liability or wrongdoing of any Party. The terms of this Agreement are contractual, not a mere recital, and are the result of negotiations between the Parties.

17.                                 Confidentiality. The Parties agree that, except to the extent required to be disclosed by law (including applicable securities laws and the rules of any stock exchange on which a Parties’ securities are listed), the Parties will maintain in confidence the terms of Sections 3 and 4 of this Settlement Agreement, as well as any settlement negotiations, communications, negotiating positions or legal theories relied upon by the Parties preceding, leading to or in connection with this Settlement Agreement. Notwithstanding the foregoing, such information may be disclosed in a legal action or proceeding to approve, interpret or enforce this Settlement Agreement; by order of a court of competent jurisdiction; and to the Escrow Participants and the Parties’ or Escrow Participants’ respective spouses, employees, accountants, tax or financial advisors, lenders, potential lenders, insurers, and with respect to such professionals only to the extent necessary to permit such individuals or entities to perform required tax, accounting, financial, legal or administrative tasks or services, which Persons shall be directed to refrain from disclosing the information.

18.                                 Third Party Beneficiaries. Each of the Escrow Participant Released Parties and Jazz Released Parties is intended to be a third party beneficiary of this Agreement and shall be entitled to enforce such agreement as if such Released Party is a party hereto. Except for the Escrow Participant Released Parties and Jazz Released Parties, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any other Person, other than the parties hereto, any right or remedies under or by reason of this Agreement.

19.                Attorneys’ Fees. In the event that a Party files an action or proceeding to enforce or interpret or for breach of this Settlement Agreement, the prevailing Party in that action or proceeding shall be entitled to recover its costs and expenses (including reasonable attorneys’ fees).

20.               Execution and Counterparts. This Settlement Agreement may be executed in two or more counterparts, each of which when executed shall be deemed an original and all of which together shall constitute a single instrument. The Parties agree that facsimile signatures shall be deemed effective as original signatures.

IN WITNESS WHEREOF, each of the Parties, has entered into this Settlement Agreement as of the date first above written.

TC GROUP L.L.C.

By:	/s/ Claudius E. Watts, IV
Name:	Claudius E. Watts, IV
Title:	Managing Director

JAZZ TECHNOLOGIES, INC.

By:	/s/ Gilbert F. Amelio
Name:	Gilbert F. Amelio
Title:	Chairman and CEO

July 31, 2007

VIA FACSIMILE & FEDERAL EXPRESS

U.S. Bank National Association
60 Livingston Avenue

EP-MN-WS3C

St. Paul, MN 55107-2292

Attention: Richard Prokosch
Facsimile No.: (651) 495-8097

Re:	Escrow Instruction

Dear Richard:

Reference is made to (i) that certain Escrow Agreement (“Escrow Agreement”) made and entered into as of February 16, 2007, by and among Jazz Technologies, Inc. (f/k/a Acquicor Technology Inc.), a Delaware corporation (“Parent”), T.C. Group L.L.C., as representative of the Escrow Participants and for the purposes described therein (the “Stockholders’ Representative”) (each of such capitalized terms as defined in the Merger Agreement referenced below), and U.S. Bank National Association, a national banking association (the “Escrow Agent”), and (ii) that certain Agreement and Plan of Merger made and entered into as of September 26, 2006 (the “Merger Agreement”) by and among Parent, Joy Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Jazz Semiconductor, Inc., a Delaware corporation (the “Company”) and the Stockholders’ Representative.

Capitalized terms used in this Joint Instruction and not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

Notwithstanding anything to the contrary set forth in the Merger Agreement or the Escrow Agreement, each of Parent and the Stockholders’ Representative hereby jointly instruct the Escrow Agent to transfer $129,662 from the Working Capital Adjustment Escrow Fund to the Company Retention Bonus Escrow Fund and to release all amounts reflected on Schedule A attached hereto, the final amounts reflected in the wiring instructions may vary depending on the date of release.

Parent agrees to pay any amounts due to current or former employee as reflected on Schedule A. Accordingly, the amounts reflected on Schedule A as payable to Jazz employees are to be wired to Parent.

The above requested actions are to be taken on, July 31, 2007 or as soon as practicable thereafter.

[Signature Page Follows]

Very truly yours,

JAZZ TECHNOLOGIES, INC.

By:
Name: Gilbert F. Amelio
Title: Chairman and CEO

TC GROUP L.L.C.

By:
Name:
Title:

EXHIBIT A
JOINT ESCROW INSTRUCTIONS

[ * - 13 pages redacted ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.